UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2015

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Suite 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreements.

On December 15, 2015, Spark HoldCo, LLC (“Spark HoldCo”), a Delaware limited liability company and a subsidiary of Spark Energy, Inc., a Delaware corporation (the “Company”), entered into a Master Service Agreement (the “Agreement”) with Retailco Services, LLC, a Texas limited liability company (“Servco”), and NuDevco Retail, LLC, a Texas limited liability company (“NuDevco Retail”). The Agreement becomes effective on January 1, 2016, and is for a one-year term and renews automatically for successive one-year terms unless the Agreement is terminated.

Servco will provide operational support services (the “Services”) under the Agreement, such as: enrollment and renewal transaction services; customer billing and transaction services; electronic payment processing services; customer services and information technology infrastructure and application support services.

Spark HoldCo will pay Servco a monthly fee consisting of a monthly fixed fee plus a variable fee per customer per month depending on market complexity. Fees will be fixed for the first six months of the Agreement, and thereafter the parties will meet quarterly to adjust fees and service levels based on changes in assumptions. The Agreement provides that Servco will perform the Services in accordance with specified service levels (the “Service Levels”), and in the event Servco fails to meet the Service Levels, Spark HoldCo will receive a credit against invoices or a cash payment (the “Penalty Payment”). The amount of the Penalty Payment is initially limited to $138,000 monthly, but adjusts annually based upon the amount of fees charged by Servco for Services over the prior year. Furthermore, in the event that the Service Levels are not satisfied and Spark HoldCo suffers damages in excess of $500,000 as a result of such failure, Servco will make a payment (the “Damage Payment”) to Spark HoldCo for the amount of the damages (less the amount of any Penalty Payments also due). The Agreement provides that in no event may the Penalty Payments and Damage Payments exceed $2,500,000 in any twelve-month period.

In connection with the Agreement, certain of Spark HoldCo’s employees who previously provided Services similar to those to be provided under the Agreement will become employees of Servco, and certain contracts, assets, and intellectual property will be assigned to Servco. In addition, in order to facilitate the Services, Spark HoldCo has granted Servco a non-transferable, non-exclusive, royalty-free, revocable and non-sub-licensable license to use certain of its intellectual property.

Either Spark HoldCo or Servco is permitted to terminate the Agreement: (a) upon thirty (30) days prior written notice for convenience and without cause; (b) upon a material breach and written notice to the breaching party when the breach has not been cured thirty (30) days after such notice; (c) upon written notice if Servco is unable for any reason to resume performance of the services within sixty (60) days following the occurrence of an event of force majeure; and (d) upon certain events of insolvency, assignment for the benefit of creditors, cessation of business, or filings of petitions for bankruptcy or insolvency proceedings by the other party. In the event the Agreement is terminated for any reason, Servco will provide certain transition services to Spark HoldCo following the termination, not to exceed six months at the then current fees.

Servco and Spark HoldCo have agreed to indemnify each other from: (a) willful misconduct or negligence of the other; (b) bodily injury or death of any person or damage to real and/or tangible personal property caused by the acts or omission of the other; (c) any breach of any representation, warranty, covenant or other obligation of the other party under the Agreement, and (d) other standard matters. Subject to certain exceptions (including indemnification obligations, the obligations to pay fees and the Penalty Payments), each parties’ liability is limited to $2,500,000 of direct damages.

Servco is owned indirectly by W. Keith Maxwell III, who serves as the Chairman of the Board of Directors of the Company and who indirectly owns NuDevco Retail Holdings, LLC and NuDevco Retail, which collectively own all of the Company’s outstanding Class B common stock (representing 77.63% of the Company’s voting power). NuDevco Retail has entered into the Agreement for the limited purpose of guarantying up to $2,000,000 of any payment that Servco may be required to make under the Agreement.

The terms of the Agreement were unanimously approved by the Company’s board of directors (the “Board”) after a special committee of the Board (the “Special Committee”) recommended that the Board approve the Agreement. The Special Committee was composed exclusively of independent members of the Board.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 406 of the Securities Act of 1933, as amended (the “Securities Act”), requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a redacted copy of which will be attached as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 of this Current Report on Form 8-K regarding the transfer of certain employees, contracts, assets and intellectual property under the Agreement, are incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On December 15, 2015, the Company issued a press release announcing the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press Release of Spark Energy, Inc. dated December 15, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2015	Spark Energy, Inc.

	By:	/s/ Georganne Hodges
	Name:	Georganne Hodges
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Spark Energy, Inc. dated December 15, 2015